UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2006
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100
Houston, Texas	77067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 30, 2006, Noble Energy, Inc. (the “Company”) amended its $2.1 billion unsecured five-year revolving credit facility (the “Facility”). The Amended and Restated Credit Agreement was entered into by the Company, JPMorgan Chase Bank, N.A., as administrative agent, Wachovia Bank, National Association and The Royal Bank of Scotland PLC, as co-syndication agents, Deutsche Bank Securities Inc., Citibank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and certain other commercial lending institutions named therein.
     The Facility, as amended, (i) extends the maturity date of the Facility to December 9, 2011, (ii) provides for Facility fee rates that range from 5 basis points to 15 basis points per year depending upon the Company’s credit rating, (iii) makes available swingline loans up to an aggregate amount of $300 million and (iv) provides for interest rates that are based upon the Eurodollar rate plus a margin that ranges from 20 basis points to 70 basis points depending upon the Company’s credit rating and utilization of the Facility.
     The Facility contains customary representations and warranties and affirmative and negative covenants. The amendment to the Facility eliminated the financial covenant requiring a 4.0 to 1.0 ratio of Earnings Before Interest, Taxes, Depreciation and Exploration Expense to interest expense. However, the Facility continues to require that the total debt to capitalization ratio of the Company, expressed as a percentage, not exceed 60 percent at any time. A violation of this covenant could result in a default under the Facility, which would permit the participating banks to restrict the Company’s ability to access the Facility and require the immediate repayment of any outstanding advances under the Facility.
     Certain lenders that are a party to the Facility have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.
     The description set forth herein of the terms and conditions of the Facility is qualified in its entirety by reference to the full text of such agreement, which is filed with this report as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
10.1	$2.1 billion Five-Year Credit Agreement, dated November 30, 2006, among Noble Energy, Inc., JPMorgan Chase Bank, N.A., as administrative agent, Wachovia Bank, National Association and The Royal Bank of Scotland PLC, as co-syndication agents, Deutsche Bank Securities Inc., Citibank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and certain other commercial lending institutions named therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: December 6, 2006	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1
$2.1 billion Five-Year Credit Agreement, dated December 9, 2005, among Noble Energy, Inc., $2.1 billion Five-Year Credit Agreement, dated November 30, 2006, among Noble Energy, Inc., JPMorgan Chase Bank, N.A., as administrative agent, Wachovia Bank, National Association and The Royal Bank of Scotland PLC, as co-syndication agents, Deutsche Bank Securities Inc., Citibank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and certain other commercial lending institutions named therein.